EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We have issued our reports dated May 26, 2000 (except for the basis of presentation paragraph of Note 1, as to which the date is June 29, 2000), accompanying the consolidated financial statements and schedules incorporated in the Annual Report of Omnis Technology Corporation on Form 10-KSB for the year ended March 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Omnis Technology Corporation on Form S-8 (File No. 33-65538, 33-81008, 33-46166, and 33-32677).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

San Francisco, California
June 29, 2000

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